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                                                         Exhibit 99.B-(2)(A)(ii)

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       of

                           ING GLOBAL EQUITY DIVIDEND
                             AND PREMIUM INCOME FUND

                           a Delaware Statutory Trust


                          Principal Place of Business:
                         7337 East Doubletree Ranch Road
                              Scottsdale, AZ 85258

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                                          ING GLOBAL EQUITY DIVIDEND AND PREMIUM
                                          INCOME FUND
                                                   DECLARATION OF TRUST

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

               ING GLOBAL EQUITY DIVIDEND AND PREMIUM INCOME FUND

     This AMENDED AND RESTATED DECLARATION OF TRUST is made and entered into as of the date set forth below by the trustees named hereunder (the "Trustees") for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold in trust all cash, securities and other assets which the trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the PRO RATA benefit of the holders of shares in this trust.

                                    ARTICLE I
                              NAME AND DEFINITIONS

     Section 1.1. NAME This trust shall be known as "ING Global Equity Dividend and Premium Income Fund" (the "Fund") and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine.

     Section 1.2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder;

     (b) The term "Affiliate" shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

     (c) The term "Associate" shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

     (d)  "Bylaws" shall mean the bylaws of the Fund;

     (e) "Class" or "Class of Shares" refers to the division of Shares into two or more classes;

     (f) The term "Commission" shall have the meaning given it in Section 2(a)(7) of the 1940 Act;

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     (g)  "Declaration of Trust" shall mean this declaration of trust;

     (h) The term "Fund" refers to the Delaware statutory trust established by this Declaration of Trust;

     (i) The term "Fund Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund;

     (j)  The term "Interested Person" shall have the meaning given it in
          Section 2(a)(19) of the 1940 Act and the rules thereunder;

     (k) "Investment Manager" or "Manager" means a party furnishing services to the Fund pursuant to any contract described in the first paragraph of
          Section 4.10;

     (l) "Person" means and includes individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

     (m) "Principal Shareholder" means any corporation, person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of any class of the Shares and shall include any Affiliate or Associate of a Principal Shareholder;

     (n)  The term "Principal Underwriter" shall have the meaning given it in
          Section 2(a)(29) of the 1940 Act;

     (o) "Series" or "Series of Shares" refers to the division of Shares representing any Class into two or more series;

     (p)  "Shareholder" means a record owner of outstanding Shares;

     (q) "Shares" means the shares of beneficial interest into which the beneficial interest in the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares;

     (r) "Trustees" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

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                                   ARTICLE II
                                 PURPOSE OF FUND

     The purpose of the Fund is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act.

                                   ARTICLE III
                                     SHARES

     Section 3.1. DIVISION OF BENEFICIAL INTEREST. The beneficial interest in the Fund shall at all times be divided into an unlimited number of Shares. The Shares of the Fund shall initially be divided into two classes consisting of (i) a class of common shares, par value $.01 per Share ("Common Shares"), and (ii) a class of preferred shares ("Preferred Shares") which may be divided into one or more series of Preferred Shares and with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval. The different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Trustees.

     Subject to the provisions of Section 3.6, each Share shall have voting rights as provided in Article V hereof, and Shareholders shall be entitled to receive dividends, when, if and as declared with respect thereto in the manner provided in Section 7.1 hereof. No Shares shall have any priority or preference over any other Share of the same Class or Series with respect to dividends or distributions, including distributions upon termination of the Fund made pursuant to Section 9.2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Class or Series from the assets held with respect to such Class or Series according to the number of Shares of such Class or Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund. The Trustees may from time to time in their sole discretion and without the need for Shareholder approval divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares and increase or decrease the par value of the Shares of any Class or Series without thereby materially changing the proportionate beneficial interest of the Shares of that Class or Series in the assets held by the Fund with respect to that Class or Series or materially affecting the rights of Shares of any other Class or Series.

     Section 3.2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent for the Fund, which books shall be maintained separately for the Shares of each Class and, if appropriate, each Series. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Class or Series and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each Shareholder.

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     Section 3.3. INVESTMENTS IN THE FUND. Investments may be accepted by the
Fund from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. The Trustees may, in their sole discretion, impose a sales charge upon investments in the Fund.

     Section 3.4. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Fund shall not operate to terminate the Fund, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Fund. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Fund Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No shareholder shall be personally liable for the debts, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Fund or any series. Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund, shall have any power to bind personally any Shareholders nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 3.5. POWER OF BOARD OF TRUSTEES TO CHANGE PROVISIONS RELATING TO SHARES. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust or any resolution of the Trustees establishing the terms of any Class or Series, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust or any resolution of the Trustees, allocate or reallocate assets, liabilities or expenses attributable to a Class or Series, change the designation of any Class or Series hereby or hereafter created or otherwise change the special or relative rights of any Class or Series, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law or by the terms of any resolution of the Trustees, contract or document establishing the terms of any Class or Series of Shares.

     Subject to the foregoing paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (d) of Section 3.6 hereof.

     Section 3.6. ESTABLISHMENT AND DESIGNATION OF CLASSES. As contemplated by
Section 3.1, the variations in the relative rights and preferences as between the Classes of Common Shares and Preferred Shares shall be fixed and determined by the Trustees; provided, that all Common Shares or Preferred Shares of the Fund or of any Series shall be identical to all other Common Shares of the Fund or Preferred Shares of the same Series, as the case may be, except that, to the extent permitted

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by the 1940 Act, there may be variations between different Classes as to allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. Any Class of Preferred Shares shall have such rights and preferences and priorities over the Common Shares as may be established by the terms thereof. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require.

     The following provisions shall be applicable to any division of Shares of the Fund into one or more Classes or Series:

     (a) All provisions herein relating to the Shares, or any Class of Shares of the Fund, shall apply equally to each Class of Shares of the Fund or of any Series of the Fund, except as the context requires otherwise.

     (b) The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares or any Class of any Shares into one or more other Classes that may be established and designated from time to time. The Fund may purchase and hold Shares as treasury shares, reissue such treasury shares for such consideration and on such terms as the Trustees may determine, or cancel any Shares of any Class acquired by the Fund at the Trustees' discretion from time to time.

     (c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series within the Class may be charged to and borne solely by such Class or Series, and the bearing of expenses solely by a Class of Shares or Series may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes or Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

     (d) The establishment and designation of any Class or Series of Shares shall be effective upon resolution by a majority of the Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Class or Series. Each such resolution shall be incorporated herein by reference upon adoption. The Trustees may, by resolution of a majority of the Trustees, abolish any Class or Series and the establishment and designation thereof.

     Section 3.7. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other successor) shall be entitled to be held

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harmless from and indemnified out of the assets of the Fund against all loss and expense arising from such claim or demand.

                                   ARTICLE IV
                              THE BOARD OF TRUSTEES

     Section 4.1. NUMBER AND QUALIFICATION. Prior to a public offering of Shares there may be a sole Trustee. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than two or more than fifteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

     Section 4.2. TERM AND ELECTION. The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of Class I shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of Class II shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of Class III shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 4.4 of this Article, and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, of a Trustee.

         Section 4.3. RESIGNATION AND REMOVAL. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 4.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees followed by the vote of the holders of at least seventy-five percent (75%) of the Shares then entitled to vote in an election of such Trustee. Upon the resignation or removal of a Trustee, each such

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resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee's legal representative shall execute and deliver on such Trustee's behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     Section 4.4. VACANCIES. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 4.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

     Section 4.5. MEETINGS. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of all of the Trustees.

     Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present or without a meeting by written consent of all of the members.

     With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

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     All or any one or more Trustees may participate in a meeting of the
Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

     Section 4.6. POWERS. Subject to the provisions of this Declaration of Trust, the business of the Fund shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Fund. Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Fund. Without limiting the foregoing, the Trustees may: adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Fund and may amend and repeal them; fill vacancies in or, subject to the provisions of Section 4.3, remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Fund and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Fund directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders from the assets of the Fund; establish from time to time in accordance with Sections 3.5 and 3.6 any Class or Series of Shares; and in general delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Trustees and to any agent or employee of the Fund or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

     Without limiting the foregoing, the Fund shall have power and authority:

     (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of securities of every nature and kind, including, without limitation, all types of bonds, loans, notes, debentures, stocks, warrants, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, bankers' acceptances,

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          structured notes, credit linked notes, credit default swaps, interest rate and currency swaps, futures and forwards, synthetic securities, derivatives and other securities and financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality or supra-national organization, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" and "delayed delivery" contracts for any such securities, and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund, subject to any requirements of the 1940 Act;

     (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (e) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize a custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

     (f) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Fund;

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     (g)  To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees or an officer of the Fund shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees or an officer of the Fund shall deem proper;

     (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

     (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) To borrow funds or other property in the name of the Fund exclusively for Fund purposes;

     (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Fund Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the Fund's business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such Person against liability

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund;

     (n) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations; and

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     (o)  Subject to the 1940 Act, to engage in any other lawful act or activity which may be engaged in by a statutory trust organized under the Delaware Statutory Trust Act, 12 Del. C.Section 38001 ET SEQ, as amended from time to time..

     The Fund shall not be limited to investing in obligations maturing before the possible termination of the Fund. The Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Fund shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

     Section 4.7. PAYMENT OF EXPENSES BY THE FUND. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Fund, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Classes or Series that may be established or designated pursuant to Section 3.5 or Section 3.6 hereof, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, without limitation, the Trustees' compensation and such expenses and charges for the services of the Fund's officers, employees, investment advisers, underwriters, auditors, counsel, custodians, transfer agents, Shareholder servicing agents, administrators and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 4.8. PAYMENT OF EXPENSES BY SHAREHOLDERS. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Class or Series, to pay directly, in advance or arrears, for charges of the Fund's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 4.9. OWNERSHIP OF ASSETS OF THE FUND. Title to all of the assets of the Fund shall at all times be considered as vested in the Fund, except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 4.10. SERVICE CONTRACTS. Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Fund with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for any Investment Manager or administrator to determine from time to time without prior consultation with the

Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund's investments, or such other activities as may specifically be delegated to such party.

     The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares or other securities to be issued by the Fund. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws, and any such contract may contain such other terms as the Trustees may determine.

     The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Fund. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

     The Trustees may also, at any time and from time to time, contract with any entity to provide such other services to the Fund as the Trustees may determine to be in the interests of the Fund.

     The fact that:

     (a) any of the Shareholders, Trustees, or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, Manager, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization, with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Fund, or that

     (b) any corporation, trust, association or other organization with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trust(s), associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

                                    ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 5.1. VOTING POWERS. The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Sections 4.2 and 4.3 hereof, and (ii) with respect to such additional matters relating to the Fund as may be required by this Declaration of Trust, the Bylaws, the terms of any contract, document or resolution of the Trustees establishing the terms of any Class or Series of Shares, by applicable law, or any registration of the Fund with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     On any matter submitted to a vote of Shareholders, all Shares of the Fund then entitled to vote shall be voted as one class except (i) when required by the 1940 Act and (ii) when the Trustees have determined that the matter either affects only the interest of one Class or one or more Series within a Class or affects such Class or Series adversely, then either Shareholders of such Class or Series shall be the only Class or Series entitled to vote thereon or they shall be entitled to vote separately as a Class or Series. Consistent with the foregoing, holders of any Preferred Shares shall vote separately as a class (i) on the adoption of any plan of reorganization that would adversely affect the Preferred Shares, (ii) with respect to any action requiring a vote of security holders pursuant to Section 13(a) of the 1940 Act, as amended, (iii) for the election of Trustees representing the holders of Preferred Shares as required by
Section 18(a)(2) of the 1940 Act, and (iv) on any other matter as required by law or as provided by the Trustees.

     Section 5.2. MEETINGS. Meetings of the Shareholders may be called by the Trustees or by the holders of a majority of each Class and Series of shares outstanding and entitled to vote, for the purpose of electing Trustees as provided in Section 4.2 hereof. Meetings of the Shareholders may be called by the Trustees for any other purpose as may be prescribed by law, by this Declaration of Trust or by the Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees in accordance with the Bylaws.

     Section 5.3. QUORUM AND REQUIRED VOTE. Except when a larger quorum is required by applicable law or by this Declaration of Trust, forty percent (40%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Classes or Series is to vote as a single class separate from any other Shares, forty percent (40%) of the Shares of each such Class or Series entitled to vote shall constitute a quorum of that Class or Series at a Shareholders' meeting. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned as provided in the Bylaws. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a majority shall elect a Trustee, except when a larger vote is required by any provisions of this Declaration of Trust or by applicable law.

     Section 5.4. ACTION BY WRITTEN CONSENT. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Class or Series entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.5. RECORD DATES. For the purpose of determining the Shareholders of any Class or Series who are entitled to vote or act any meeting or any adjournment thereof or to give consent to any action without a meeting, the Trustees may from time to time fix a date, which shall be not more than ninety
(90) days nor fewer than seven (7) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series or Class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Fund after the record date. For the purpose of determining the Shareholders of any Class or Series who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class or Series having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Class or Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Classes or Series.

     Section 5.6. ADDITIONAL PROVISIONS. The Bylaws may include further provisions for Shareholders' meetings and related matters.

                                   ARTICLE VI
                      REDEMPTIONS AND REPURCHASES OF SHARES

     Section 6.1. REPURCHASE OF SHARES. From time to time the Fund may repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act or any exemption therefrom. The Fund may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Fund, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Fund may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

     Section 6.2. PRICE. Subject to Section 6.1 hereof, Common Shares may be redeemed or repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any redemption fee, withdrawal charge, or sales charge authorized by the Trustees. Net asset value shall be determined as set forth in Section 7.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Subject to Section 6.1, Preferred Shares may be redeemed on such terms as are stipulated in the document or resolution of the Trustees establishing their terms.

     Section 6.3. MANNER OF PAYMENT. Payment for Shares redeemed or repurchased shall be made in cash or in property out of the assets of the relevant Class or Series of the Fund to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

                                   ARTICLE VII
                        NET ASSET VALUE AND DISTRIBUTIONS

         Section 7.1. DETERMINATION OF NET ASSET VALUE, NET INCOME, AND DISTRIBUTIONS. Subject to Section 3.6 hereof, the Trustees, in their sole discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution or policy of the Trustees or the Trust such bases and time for determining the per Share or net asset value of the Common Shares or net income attributable to the Common Shares, and the declaration and payment of dividends and distributions on the Shares of each Class and Series, as they may deem necessary or desirable.

                                  ARTICLE VIII
              COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

     Section 8.1. COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Fund, and they may fix the amount of such compensation. However, the Fund will not compensate those Trustees who are Interested Persons of the Trust, its manager, sub-manager, distributor or Principal Underwriter. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Fund.

     Section 8.2. LIMITATION OF LIABILITY. No personal liability for any debt or obligation of the Fund shall attach to any Trustee of the Fund. Without limiting the foregoing, a Trustee shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, sub-adviser, principal underwriter or custodian of the Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Fund out of its assets shall indemnify, defend and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee's performance of his or her duties as a Trustee of the Fund; PROVIDED, HOWEVER, that the Fund shall not indemnify a Trustee against liability caused by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking, and every other act or thing whatsoever issued, executed or done by or on behalf of the Fund or the Trustees or any of them, in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or a Trustee, and neither such Trustees or Trustee nor the Shareholders shall not be personally liable thereon.

     All persons extending credit to, contracting with or having any claim against the Fund shall look only to the assets of the Fund for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Fund's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     Section 8.3. TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Fund and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. In performing their duties, the Trustees may rely on any information, advice, opinion, report or statement (including without limitation any financial statement or other financial data and any interpretation of the meaning and operation of the Fund's governing documents), prepared or presented by an officer or employee of the Fund, or prepared or presented by a lawyer, certified public accountant or other person as a matter which a Trustee believes to be within the person's professional or expert competence, and the Trustees shall be under no liability for any act or omission in accordance with any such information, advice, opinion, report or statement, nor for failing to rely on or follow such information, advice, opinion, report or statement. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 8.4. INDEMNIFICATION. Indemnification. Subject to the exceptions and limitations contained in this Section 8.4, every person who is, or has been, a Trustee, officer, employee or agent of the Fund, including persons who serve at the request of the Fund as directors, trustees, officers, employees or agents of another organization in which the Fund has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person"), shall be indemnified by the Fund to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

     No indemnification shall be provided hereunder to a Covered Person:

          (a) against any liability to the Fund or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund; or

          (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct:

               (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

               (ii) by written opinion of independent legal counsel.

     The rights of indemnification herein provided may be insured against by policies maintained by the Fund, shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Fund personnel other than Covered Persons may be entitled by contract or otherwise under law.

     Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 8.4 shall be advanced by the Fund prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this
Section 8.4, provided that either:

          (a) such undertaking is secured by a surety bond or some other appropriate security or the Fund shall be insured against losses arising out of any such advances; or

          (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Section 8.4, a "Disinterested Trustee" is one (x) who is not an Interested Person of the Fund (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (y) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

     As used in this Section 8.4, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     Section 8.5. SHAREHOLDERS. No personal liability for any debt or obligation of the Fund shall attach to any Shareholder or former Shareholder of the Fund. In case any Shareholder or former Shareholder of the Fund shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions, or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Fund to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Fund arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of any Share or for losses suffered by reason of any changes in value of any Fund assets. The Fund shall, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Fund and satisfy any judgment thereon.

     Section 8.6. INSURANCE. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Fund assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Fund, whether or not the Fund would have the power to indemnify him or her against such liability under the provisions of this Article.

     Any repeal or modification of Section 8.2 or Section 8.6 shall not adversely affect any right or protection of a Trustee existing at the time of such repeal or modification with respect to indemnification or insurance for acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.1. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.

     Section 9.2. TERMINATION OF FUND OR SERIES. Unless terminated or liquidated as provided herein, the Fund shall continue without limitation of time. The Fund, and any Class or Series, may be terminated or liquidated by the Trustees without any action by the Shareholders upon written notice to the affected Shareholders.

     Upon termination of the Fund (or any Class or Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to such Class or Series, as the case may be, whether due or accrued or anticipated as may be determined by the Trustees, the Fund shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held severally, with respect to such Class and Series, to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to such Class and Series to the Shareholders of that Class or Series, ratably according to the number of Shares of that Class or Series held by the several Shareholders on the date of termination.

     Section 9.3. MERGER, CONSOLIDATION, SALE OF ASSETS. The Trustees may cause
(i) the Fund or one or more of its Classes or Series to be merged into or consolidated with another business trust or any other business entity, (ii) the Shares of the Fund or any Class or Series to be converted into beneficial interests in another business trust (or class or series thereof) created pursuant to this Declaration of Trust, (iii) the Shares to be exchanged under or pursuant to any state or federal statute, or (iv) the sale, lease, exchange, transfer, pledge or other disposition of all or any of the assets of the Fund or any Class or Series in their sole discretion and without Shareholder approval except as required by Article X of this Declaration of Trust.

     Section 9.4. AMENDMENTS. This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the Trustees and, if required by Section 5.1, by approval of such amendment by Shareholders in accordance with Section 5.3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Fund may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

     Nothing contained in this Declaration of Trust shall permit the amendment of this Declaration of Trust to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees or agents of the Fund or to permit assessments upon Shareholders.

     Notwithstanding Section 9.4, Section 9.2 and 9.3 of this Article IX may be amended only as contemplated by Section 10.6 herein.

     Section 9.5. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Fund where it may be inspected by any Shareholder. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall deemed an original.

     Section 9.6. APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Statutory Trust Act, as amended from time to time (the "Act"). The Fund shall be a Delaware Statutory trust pursuant to such Act, and without limiting the provisions hereof, the Fund may exercise all powers which are ordinarily exercised by such a statutory trust.

     Section 9.7. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS. The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

     If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     Section 9.8. STATUTORY TRUST ONLY. It is the intention of the Trustees to create a statutory trust pursuant to the Act, and thereby to create only the relationship of Trustee and beneficial owners within the meaning of the Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     Section 9.9 DERIVATIVE CLAIMS. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Fund or any series or class of Shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable non-monetary injury to the Fund or series or class of Shares would otherwise result. Such demand shall be mailed to the Secretary of the Fund at the Fund's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Fund or a series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the Shareholders.

     Section 9.10. DIRECT CLAIMS. No class of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Fund or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act (excepting rights of action permitted under section 36(b) of the 1940 Act), nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless the class of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Fund at the Fund's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request within 45 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Fund or series or class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or Shareholder seeking authorization.

                                   ARTICLE X.
                       PRINCIPAL SHAREHOLDERS TRANSACTIONS

     Section 10.1 VOTE REQUIRED. Notwithstanding any other provision of this Declaration of Trust and subject to the exceptions provided in paragraph 10.4 of this Article X, when a Principal Shareholder is a party to one of the types of transactions described in paragraph 10.3 of this Article X, the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of each Class and Series of Shares outstanding and entitled to vote (with each such Class and Series separately voting thereon or consenting thereto as a separate Class and Series), shall be required to approve such transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or hereafter authorized by any agreement between the Fund and any national securities exchange.

     Section 10.2 BENEFICIAL OWNERS. For the purposes of this Article X, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding Share options granted by the Fund) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its Affiliate, or Associate, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

     Section 10.3 COVERED TRANSACTIONS. This Article X shall apply to the following transactions:

     (a) The merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder;

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     (b)  The issuance of any securities of the Fund to any Principal
          Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

     (c) The sale, lease or exchange of all or any substantial part of the assets of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Fund, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period or assets sold, leased or exchanged in the ordinary course of business);

     (d) The sale, lease or exchange to the Fund or any subsidiary thereof, in exchange for securities of the Fund, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of the Fund, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period or assets sold, leased or exchanged in the ordinary course of business).

     Section 10.4 EXCEPTIONS. The provisions of this Article X shall not be applicable to (i) any of the transactions described in paragraph 10.3 of this
Article X if the Trustees shall by resolution have approved such transaction, or
(ii) any such transaction with any corporation of which a majority of the outstanding shares of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Fund and its subsidiaries.

     Section 10.5 DETERMINATION BY TRUSTEES. The Trustees shall have the power and duty to determine for the purposes of this Article X, on the basis of information known to the Fund, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an Affiliate or Associate of another, and (iii) the assets being acquired or leased to or by the Fund or any subsidiary thereof, constitute a substantial part of the assets of the Fund and have an aggregate fair market value of less than 2% of the total assets of the Trust. Any such determination shall be conclusive and binding for all purposes of this Article X.

     Section 10.6 LIMITATION ON AMENDMENT. Notwithstanding Section 9.4 hereof, this Article X may only be amended by the affirmative vote or consent of the holders of not less than seventy-five percent (75%) of each Class and Series of the Shares outstanding and entitled to vote (with each Class and Series separately voting thereon or consenting thereto as a separate Class or Series), unless such amendment is unanimously recommended by the Trustees, in which case the vote or written consent of the holders of a majority of the outstanding Shares of the Fund (which voting securities shall, unless otherwise provided by the Trustees, or required by the 1940 Act or other applicable law, vote together on the matter as a single class) shall be sufficient to authorize such amendment.

     Section 10.7 CONVERSION. Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of each

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affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a "redeemable security" as that term is defined in the 1940 Act, unless such amendment has been unanimously approved by the Trustees, in which case approval by a majority of outstanding Shares shall be required. Upon the adoption of a proposal to convert the Trust from a "closed-end company" to an "open-end company" as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust's outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

     IN WITNESS WHEREOF, the undersigned, constituting all of the Trustees of the Trust, has hereunto set their hand, to be effective this 10th day of February, 2005.


-------------------------------                  -------------------------------
James M. Hennessy                                Daniel A. Norman

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